UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

AUGUST 11, 2005

Modena I, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50493	98-0412431
(State or other jurisdiction	(Commission	(IRS Employer ID No.)
of Incorporation)	File Number)

18 Wynford Drive, Suite 610, Toronto, Ontario M3C 3S2

(647) 435-9852

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4 - Changes in Registrant's Certifying Accountant

On April 11, 2005, Gately & Associates (“Gately”), LLC Certified Public Accountants were dismissed as the independent accountants  for the  Company.  The  reports of Gately on the Company's  financial  statements  within  the  two most  recent  fiscal  year or any subsequent  interim period,  contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty,  audit scope or accounting principles.

During the two most recent fiscal year and any subsequent  interim period  preceding Gately's  dismissal,  there were no disagreements with Gately on any accounting principles or practices, financial statement disclosure or auditing  scope  or  procedure,  which  disagreements,  if not  resolved  to the satisfaction  of Gately,  would have caused it to make  reference  to the subject matter of the disagreements in connection with its report.

No  "reportable  events" (as defined in Item  304(a)(1)(iv)  of Regulation  S-B) occurred during the Company's most recent fiscal year and any subsequent interim period, preceding the accounting firm of Gately's dismissal.

The Company has requested that Gately furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Gately agrees with the above statements.  A copy of such letter shall be filed as an exhibit to a Form 8K-A.

The  Company  engaged  SF  Partnership,  LLP  ("SFP")  as  its  new  independent accountants  as of April 11,  2005.  Prior to such date,  the  Company  did not consult with SFP regarding  (i) the  application  of accounting  principles to a specified  transaction,  either  completed or  proposed;  (ii) the type of audit opinion that might be rendered by SFP on the Company's financial statements;  or

(iii) any other  matter  that was the  subject  of a  disagreement  between  the Company and its auditor (as defined in Item  304(a)(1)(iv) of Regulation S-B and its  related   instructions)  or  a  reportable  event  (as  described  in  Item 304(a)(1)(iv) of Regulation S-B).

The Board of Directors of the company has approved the change in auditors.

                                                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Modena I, Inc.

                                    By: /s/Sang-Ho Kim

                                    ----------------------------------------

                                    Sang-Ho Kim, CEO

Dated: August 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0405

Commissioners:

I have read the statements made by Modena I, Inc. (copy attached), which I understand will be filed with the Commission pursuant to Item 4 of 8-K, as part of the company's Form 8-K report dated August 11, 2005. I agree with the statements concerning my firm in such 8-K.

Yours truly,

/s/Gately & Associates, LLC

Jim Gately
Gately & Associates, LLC
Certified Public Accountants
1248 Woodridge Court
Altamonte Springs, FL 32714
Ph 407-341-6942